Exhibit 10.45

February 26, 2016

Sharon Driscoll

1401 1081 West 1st Ave

Vancouver, BC

V5Y 0E3

Dear Sharon:

RE:	Amendment to Employment Agreement – Double Trigger Treatment of RSUs Upon Change of Control

We refer to the Employment Agreement (the “Agreement”) between yourself and Ritchie Bros. Auctioneers (Canada) Ltd. executed on May 20, 2016. This letter will reflect the parties’ agreement that, effective as of the date hereof, the Agreement is hereby deemed amended as follows:

Section 5.a. of the Agreement is hereby deleted and replaced as follows (new language underscored):

“5. SIGN-ON GRANT

a.    In addition to the compensation set forth in section 4 above, and subject to any applicable blackout periods pertaining to trading in common shares of the Employer by “Insiders” (as defined under applicable securities laws and regulations), the Executive will receive a USD $225,000 sign-on grant payable: (i) $75,000 economic value in the form stock options, with the number of options being calculated as of the grant date using the Black-Scholes option pricing model; and (ii) $75,000 economic value in the form of PSUs, with the number of PSUs being calculated by reference to the volume weighted average trading price of the common shares of RBA Pubco as set forth in the PSU Plan: and (iii) $75,000 economic value in the form of restricted share units (“RSUs”) granted pursuant to RBA Pubco’s Restricted Share Unit Plan (the “RSU Plan”), with the number of RSUs being calculated by reference to the volume weighted average trading price of common shares of RBA Pubco as set forth in the RSU Plan. The RSUs will vest and payout as follows: 1/3rd on the first anniversary of the grant date , 1/3rd on the second anniversary of the grant date and 1/3rd on the third anniversary of the grant date. The stock options and PSUs shall bear the same terms and performance criteria, as the case may be, as the stock options and PSUs forming part of the LTI grant described above. This Sign-on Grant shall be granted upon the later of the Commencement Date and the lifting of the applicable blackout period, and subject to the Employer’s normal governance policies. Notwithstanding any provision to the contrary in the RSU Plan, any accelerated vesting of the aforementioned RSUs upon a “Change of Control” (as defined under the RSU Plan), shall require both a Change of Control and the termination of employment without Cause or for Good Reason (each as defined in this Employment Agreement).”

RITCHIE BROS. AUCTIONEERS (CANADA) LTD.

/s/ Darren Watt
Darren Watt
General Counsel

ACKNOWLEDGED AND AGREED this 26th day of February, 2016.

/s/ Sharon Driscoll
Sharon Driscoll